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                                                                    EXHIBIT 23.1
                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Henry Schein, Inc.
Melville, New York

     We hereby consent to the incorporation by reference in this Joint Proxy Statement/Prospectus constituting a part of this Registration Statement of our reports dated March 7, 1997 relating to the consolidated financial statements and schedule of Henry Schein, Inc. (the 'Company') and of our report dated February 5, 1997 relating to the financial statements of HS Pharmaceutical, Inc. appearing in the Company's Annual Report on Form 10-K and 10-K/A for the year ended December 28, 1996 and Form 8-K dated June 24, 1997.

     We also consent to the reference to us under the caption 'Experts' in the Joint Proxy Statement/Prospectus.

New York, New York                     /s/ BDO Seidman, LLP
September 22, 1997

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